Exhibit 10.45

EXECUTION VERSION

FIRST AMENDMENT TO

GUARANTY

THIS FIRST AMENDMENT TO GUARANTY, dated as of December 17, 2021 (this “Amendment”), is entered into by and between FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation (“Guarantor”), and BARCLAYS BANK PLC, a public limited company organized under the laws of England and Wales (together with its successors and assigns, “Purchaser”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Guaranty (as defined below).

RECITALS

WHEREAS, Purchaser and FS CREIT Finance BB-1 LLC(“Seller”) are parties to that certain Master Repurchase Agreement, dated as of February 22, 2021, by and between Purchaser and Seller (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Master Repurchase Agreement”);

WHEREAS, in connection with the Master Repurchase Agreement, Guarantor made that certain Guaranty, dated as of February 22, 2021, for the benefit of Purchaser (the “Existing Guaranty” and, as amended by this Amendment, and as hereafter further amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Guaranty”); and

WHEREAS, the parties hereto desire to make certain amendments and modifications to the Existing Guaranty.

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

AMENDMENTS TO THE GUARANTY

(a) Clauses (iii) and (iv) of Article V(i) of the Existing Guaranty are hereby deleted in their entirety and replaced with the following:

(iii) Maximum Debt to Equity Ratio. Guarantor shall not permit the ratio of its Total Indebtedness to its Tangible Net Worth to be greater than 3.50 to 1.00 at any time.

(iv) Minimum Liquidity. On and after the Closing Date, Guarantor shall not permit its Liquidity to be less than 5% of the aggregate outstanding Purchase Price.

(b) Exhibit A of the Existing Guaranty is hereby amended by deleted the definition of “Liquidity” in its entirety and replaced it with the following:

“Liquidity” shall mean, with respect to any Person and its consolidated Subsidiaries on any date, an amount equal to the sum of (i) the unrestricted and unencumbered, other than pursuant to the Transaction Documents, Cash and Cash Equivalents (including, without limitation, Cash and Cash Equivalents held by Seller) held by such Person as of such date, (ii) the aggregate amount of all unfunded investor capital commitments of such Person, if any, that are available to be called on without condition (other than customary notice conditions or as otherwise set forth in the subscription or other relevant agreements of such Person) and are not pledged to any other Person or subject to any Lien (other than pursuant to a subscription financing line of credit), net of amounts outstanding under any subscription financing line of credit of such Person or any of its consolidated Subsidiaries and (iii) aggregate amount of all unfunded lender commitments to such Person, if any, that are available to be called on without condition (other than customary credit facility conditions).

ARTICLE 2

REPRESENTATIONS

Guarantor represents and warrants to Purchaser, as of the date of this Amendment, as follows:

(c) all representations and warranties made by it in the Existing Guaranty are true, correct and complete in all material respects with the same force and effect as if made on and as of the date hereof, except to the extent any such representation and warranty expressly refers to a prior date;

(d) it is duly authorized to execute and deliver this Amendment and has taken all necessary action to authorize such execution, delivery and performance;

(e) the person signing this Amendment on its behalf is duly authorized to do so on its behalf;

(f) the execution, delivery and performance of this Amendment will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected; and

(g) this Amendment has been duly executed and delivered by it.

ARTICLE 3

EXPENSES

Seller shall pay on demand all of Purchaser’s reasonable out-of-pocket costs and expenses, including reasonable fees and expenses of attorneys, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment.

ARTICLE 4

GOVERNING LAW

THIS AMENDMENT (AND ANY CLAIM OR CONTROVERSY HEREUNDER) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

ARTICLE 5

MISCELLANEOUS

(a) Except as expressly amended or modified hereby, the Transaction Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed. All references to the Transaction Documents shall be deemed to mean the Transaction Documents as modified by this Amendment.

(b) This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in electronic format shall be as effective as delivery of a manually executed original counterpart of this Amendment.

(c) The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.

(d) This Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Guaranty.

(e) This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(f) This Amendment and the Existing Guaranty, as amended hereby, are a single Transaction Document.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

BARCLAYS BANK PLC, as Purchaser

By:	/s/ Francis X. Gilhool
	Name:	Francis X. Gilhool
Title:

FS CREDIT REAL ESTATE INCOME TRUST, INC., as Guarantor

By:	/s/ Edward T. Gallivan, Jr.
	Name:	Edward T. Gallivan, Jr.
	Title:	CFO

Barclays–FS CREIT – First Amendment to Guaranty